Exhibit 99.1

Badger Meter Announces Stock Buyback and Regular Quarterly Dividend

MILWAUKEE--(BUSINESS WIRE)--November 11, 2011--Badger Meter, Inc. (NYSE:BMI) today announced that its Board of Directors authorized the repurchase of up to $30 million of the company’s common stock over a two-year period, subject to market conditions, applicable legal requirements and other factors. Shares may be purchased through open market purchases or privately negotiated transactions, at prevailing prices.

The company also announced that the Board of Directors today declared a regular quarterly cash dividend of 16 cents per share to shareholders of record November 30, 2011, payable December 15, 2011. This is the same amount voted in the previous quarter.

About Badger Meter

Badger Meter’s core competency is flow measurement solutions. The company is a leading manufacturer and marketer of products incorporating liquid flow measurement and control technologies developed both internally and with other technology companies. Badger Meter products are used in a wide variety of applications, including water, oil and chemicals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements regarding Badger Meter’s plan to repurchase a portion of its common stock may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Badger Meter’s overall financial and cash generation performance, potential other uses for Badger Meter’s cash, potential limitations on repurchases, conditions in the market for Badger Meter’s stock and other corporate developments. Further information regarding factors that could affect Badger Meter’s ability to successfully execute its plan to repurchase a portion of its shares of common stock can be found in the risk factors section of Badger Meter’s most recent filing on Form 10-K with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Badger Meter company news is available 24 hours a day, on-line at:
http://www.badgermeter.com

CONTACT:
Badger Meter, Inc.
Joan C. Zimmer, (414) 371-5702